SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934 Date of Report (Date of earliest event reported): March 5, 2004

INDEPENDENT BANK CORPORATION (Exact name of registrant as specified in its charter)
Michigan (State or Jurisdiction of Incorporation or Organization)

0-7818 (Commission File Number)	38-2032782 (I.R.S. Employer Identification No.)

230 West Main Street, Ionia, Michigan 48846 (Address of principal executive offices)

(616) 527-9450
(Registrant's telephone number, including area code)

NONE Former name, address and fiscal year, if changed since last report.

Exhibit

99            Press release dated March 5, 2004.

Item 9.                Regulation FD Disclosure.

On March 5, 2004, Independent Bank Corporation issued a press release announcing the execution of a definitive agreement for Independent Bank Corporation to acquire North Bancorp, Inc. and its wholly-owned subsidiaries, including First National Bank of Gaylord. A copy of the press release is attached as Exhibit 99.

The information in this Form 8-K and the attached Exhibit shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date	March 5, 2004	By	s/ Robert N. Shuster Robert N. Shuster, Principal Financial Officer
Date	March 5, 2004	By	s/ James J. Twarozynski James J. Twarozynski, Principal Accounting Officer

Exhibit 99

EXHIBIT 99

NEWS FROM

Contact	Robert N. Shuster #616/527-5820 ext. 1257

FOR IMMEDIATE USE

INDEPENDENT BANK CORPORATION
TO ACQUIRE NORTH BANCORP, INC.

IONIA, Michigan, March 5, 2004 .. . . Independent Bank Corporation (Nasdaq: IBCP) and North Bancorp, Inc. (OTC Bulletin Board: NBCP) (Gaylord, Michigan) announced today the execution of a definitive agreement for Independent Bank Corporation to acquire North Bancorp, Inc. and its wholly-owned subsidiaries, including First National Bank of Gaylord. First National is a $173 million bank that operates three branches in the Northern Lower Peninsula of Michigan. Two of First National’s branches are located in Gaylord, Michigan and one branch is located in Houghton Lake, Michigan. It is anticipated that the transaction will be completed by July 31, 2004, pending regulatory approvals, the approval of the shareholders of North Bancorp and completion of other customary closing conditions.

Under the terms of the agreement, shareholders of North Bancorp will receive $16.00 per share all payable in Independent Bank Corporation common stock. Based on the number of shares of North Bancorp common stock outstanding (532,896) and subject to certain contingent purchase price adjustments, the aggregate transaction value is approximately $8.5 million. In the event that North Bancorp’s total shareholders’ equity is below $3.8 million at the end of the month immediately preceding the date of closing, the total transaction value is reduced dollar for dollar by the amount that North Bancorp’s total shareholders’ equity is below $3.8 million and the per share transaction value would be adjusted accordingly. Subject to the aforementioned contingent purchase price adjustment, the total transaction value is fixed and the exchange ratio will be determined based on the closing price of Independent Bank Corporation’s common stock for the 20 consecutive trading days prior to the closing of the transaction. North Bancorp does not have any stock options outstanding.

The agreement provides for the merger of North Bancorp into Independent Bank Corporation, and the subsequent consolidation of First National Bank of Gaylord into Independent Bank, a wholly-owned subsidiary of Independent Bank Corporation. The combined bank will operate under the name Independent Bank.

Commenting on this announcement, Charles C. Van Loan, President and CEO of Independent Bank Corporation stated: “First National Bank’s northern Michigan franchise will be a great addition to Independent Bank. In particular, Otsego County and Gaylord blend in well with our existing footprint in the Northern Lower Peninsula. We have had excellent historical success with acquisitions of institutions in a turn around situation. We believe the acquisition of North Bancorp will provide some unique opportunities for increasing our shareholder value.”

“We have been faced with a very challenging operating environment because of our recent losses caused primarily by loan quality problems and our ensuing formal regulatory agreement,” stated William A. Kirsten, President and CEO of North Bancorp. “Although we have made significant progress in addressing our loan quality issues and the requirements of our regulatory agreement, we strongly believe that the opportunity to partner with a financially strong organization like Independent Bank Corporation is in the best interests of our shareholders, employees and the communities that we serve. “

The merger is expected to be accretive to earnings per share by approximately 0.5% in the first full year of operations. Independent Bank Corporation expects to be able to reduce North Bancorp’s non-interest expenses by approximately 45% when compared to the 2003 total of $8.0 million. Additionally, North Bancorp had provided a 100% valuation allowance on its net deferred tax assets of $2.0 million (which include a net operating loss carry forward of approximately $0.6 million) at December 31, 2003 because the recovery of the net deferred tax asset would require future taxable income in order to be utilized. Independent Bank Corporation expects to be able to recover North Bancorp’s net deferred tax asset and eliminate the valuation allowance because of the level of taxable earnings which Independent Bank Corporation has historically generated. Upon completion of the transaction, on a pro forma basis, using December 31, 2003 data, Independent Bank Corporation will have $2.5 billion in assets and $1.8 billion in loans and deposits, with approximately 100 offices across Michigan’s Lower Peninsula.

North Bancorp was advised by Donnelly Penman & Partners and its legal counsel was Bodman, Longley & Dahling LLP. Independent Bank Corporation was advised by Oppenheimer & Co. Inc. and its legal counsel was Varnum Riddering Schmidt Howlett LLP.

About Independent Bank Corporation

Independent Bank Corporation and its subsidiaries provide a wide range of banking and other financial services through 97 offices across Michigan’s Lower Peninsula. The Company also provides financing for insurance premiums and extended automobile warranties across the United States, through its wholly owned subsidiary, Mepco Insurance Premium Financing, Inc. On February 5, 2004 Independent Bank Corporation announced that it had signed a definitive agreement to acquire Midwest Guaranty Bancorp. That transaction is expected to close by June 30, 2004. The Company’s common stock trades on the Nasdaq Stock Market under the symbol IBCP.

About North Bancorp

North Bancorp is a $173 million bank holding company established in 1991. Its principal subsidiary, First National Bank of Gaylord operates three branches in northern Michigan. The Company incurred a loss of $5.4 million in 2003 and stockholders’ equity totaled $4.0 million at December 31, 2003, representing a book value of $7.48 per share. At December 31, 2003 the Company had total loans of $119 million, an allowance for loan losses of $6.6 million and total deposits of $136 million. The Company’s common stock trades on the over-the-counter market under the symbol NBCP.

Any statements in this news release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Words such as “expect,” “believe,” “intend,” “estimate,” “project,” “may” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are predicated on management’s beliefs and assumptions based on information known to Independent Bank Corporation’s management as of the date of this news release and do not purport to speak as of any other date. Forward-looking statements may include descriptions of plans and objectives of Independent Bank Corporation’s management for future or past operations, products or services, and forecasts of the Company’s revenue, earnings or other measures of economic performance, including statements of profitability, business segments and subsidiaries, and estimates of credit quality trends. Such statements reflect the view of Independent Bank Corporation’s management as of this date with respect to future events and are not guarantees of future performance, involve assumptions and are subject to substantial risks and uncertainties, such as the changes in Independent Bank Corporation’s plans, objectives, expectations and intentions. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company’s actual results could differ materially from those discussed. Factors that could cause or contribute to such differences are changes in interest rates, changes in the accounting treatment of any particular item, the results of regulatory examinations, changes in industries where the Company has a concentration of loans, changes in the level of fee income, changes in general economic conditions and related credit and market conditions, and the impact of regulatory responses to any of the foregoing. Forward-looking statements speak only as of the date they are made. Independent Bank Corporation does not undertake to update forward-looking statements to reflect facts; circumstances, assumptions or events that occur after the date the forward-looking statements are made. For any forward-looking statements made in this news release or in any documents, Independent Bank Corporation claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.